Exhibit 99.1

Contact: Joseph W. Kiley III
Chief Executive Officer
First Savings BankNorthwest
Kari A. Stenslie
Chief Financial Officer
(425) 255-4400

First Financial Northwest, Inc. Announces Quarterly Cash Dividend and
Stock Repurchase Program

RENTON, WASHINGTON – May 20, 2013: First Financial Northwest, Inc. (the “Company”) (NASDAQ: FFNW), the holding company for First Savings Bank Northwest (“Bank”), today announced that its Board of Directors has declared a quarterly cash dividend of $0.04 per share on the Company’s outstanding common stock.  The cash dividend will be payable on June 14, 2013 to shareholders of record as of the close of business on May 31, 2013.

Additionally, the Company announced that its Board of Directors has authorized the repurchase of up to 1,880,517 shares of the Company’s common stock, or 10% of the Company’s outstanding shares.  The shares may be purchased in the open market or in privately negotiated transactions from time to time over a six month period, depending upon market conditions and other factors.

“We are very pleased that the Company is now able to reinstate the payment of a quarterly cash dividend and to implement a stock repurchase program,” said Joseph W. Kiley III, President and CEO of the Bank.  “The authorization of the stock repurchase program and payment of a cash dividend reflects our commitment to increasing shareholder value.  Of course any future dividends will be dependent on an evaluation of our results of operations, capital position and needs, and the general economic environment.  In addition, given the recent positive developments in net income, we are conducting an extensive evaluation of the reserve for our deferred tax asset to determine if present circumstances make it more likely than not that this reserve can be reduced because a significant portion of our deferred tax asset is now realizable.  As of March 31, 2013, our consolidated balance sheet included gross deferred tax assets of $20.4 million and the deferred tax asset valuation allowance of $16.5 million.  In making the determination whether our deferred tax asset is more likely than not to be realized, we will evaluate all available positive and negative evidence including the possibility of future reversals of existing taxable temporary differences, projected future taxable income, tax planning strategies and our recent positive financial results.  Until this evaluation is complete, we cannot ascertain the amount of the reduction in the valuation allowance that may occur this quarter, if any.”

First Financial Northwest, Inc. is the parent company of First Savings Bank Northwest, a Washington chartered stock savings bank headquartered in Renton, Washington, serving the Puget Sound Region through its full-service banking office. We are a part of the ABA NASDAQ Community Bank Index as well as the Russell 2000 and 3000 Indices. For additional information about us, please visit our website at www.fsbnw.com and click on the “Investor Relations” section.

Forward Looking Statements:

Statements in this news release regarding future events, performance or results are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”) and are made pursuant to the safe harbors of the PSLRA.  Actual results could be materially different from those expressed or implied by the forward-looking statements.  Factors that could cause results to differ include but are not limited to: general economic and banking business conditions, competitive conditions between banks and non-bank financial service providers, interest rate fluctuations, regulatory and accounting changes, the value of mortgage servicing rights, risks related to construction and development lending, commercial and small business banking and other risks.  Additional factors that could cause actual results to differ materially are disclosed in First Financial Northwest, Inc.'s recent filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2012, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  Forward-looking statements are accurate only as of the date released, and we do not undertake any responsibility to update or revise any forward-looking statements to reflect subsequent events or circumstances.